Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-206300) pertaining to the 2015 Equity Incentive Plan,
(2) Registration Statement (Form S-8 No. 333-215386) pertaining to the 2015 Equity Incentive Plan, and
(3) Registration Statement (Form S-3 No. 333-215387) of Axovant Sciences Ltd.;

of our report dated June 13, 2017, with respect to the consolidated financial statements of Axovant Sciences Ltd. included in this Annual Report (Form 10-K) of Axovant Sciences Ltd. for the year ended March 31, 2017.

/s/ Ernst & Young LLP
Iselin, NJ
June 13, 2017

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